                                                      REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    -------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                UGI CORPORATION
               (Exact name of registrant as specified in charter)


          Pennsylvania                                   23-2668356
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                              460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA  19406
                                 (610) 337-1000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                                    -------

              UGI CORPORATION DIRECTORS' EQUITY COMPENSATION PLAN
                                      AND
         UGI CORPORATION 1997 STOCK OPTION AND DIVIDEND EQUIVALENT PLAN
                           (Full titles of the plans)

                                    -------

                               BRENDAN P. BOVAIRD
                       VICE PRESIDENT AND GENERAL COUNSEL
                                UGI CORPORATION
                              460 NORTH GULPH ROAD
                           KING OF PRUSSIA, PA  19406
                                 (610) 337-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                              PROPOSED         PROPOSED
                                                                              MAXIMUM          MAXIMUM
                   TITLE OF                          AMOUNT TO BE            AGGREGATE        AGGREGATE         AMOUNT OF
          SECURITIES TO BE REGISTERED                 REGISTERED              OFFERING         OFFERING       REGISTRATION
                                                                             PRICE PER         PRICE(2)            FEE
                                                                               UNIT(2)
------------------------------------------------------------------------------------------------------------------------------
Common stock, without par
value.....................                      1,640,000 shares (1)         $24.50            $40,180,000       $12,176
==============================================================================================================================

(1) This Registration Statement also relates to an indeterminable number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Based on the average of the reported high and low sales prices of the Common Stock on the New York Stock Exchange composite tape, as reported in the Wall Street Journal, on February 20, 1997, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                 The following documents, as filed by UGI Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this registration statement and made a part hereof:

                 (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1996.

                 (b) The Company's Quarterly Report on Form 10-Q dated February 13, 1997.

                 (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-B dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B dated April 10, 1992 and Amendment No. 2 to Form 8-B dated April 17, 1996.

                 All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

                 Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                 The validity of the shares of Common Stock covered by this registration statement will be passed upon for the Company by Brendan P. Bovaird, its Vice President and General Counsel. As of February 25, 1997, Mr. Bovaird held exercisable options for the purchase of 35,000 shares of the Company's Common Stock. In addition, as of December 31, 1996, Mr. Bovaird held 226 Units in the UGI Corporation Stock Fund of the Company's employee savings plan. Each Unit was valued at $9.63.

Item 6.  Indemnification of Directors and Officers.

                 Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his





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
or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the Company is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

                 Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 4.01 of the Company's Bylaws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

                 Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Company's Bylaws provides indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by Section 1741 of the BCL and pursuant to the authority of Section 1746 of the BCL.

                 Article VII of the Bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company, or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits unlike Section 1742 of the BCL, which authorizes indemnification only of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

                 Unlike the provisions of BCL Sections 1741 and 1742, Article VII does not require the Company to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the BCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Company as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require the Company to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require the Company to make a contribution toward the liability. Indemnification rights under the Bylaws does not depend upon the approval of any future Board of Directors.

                 Section 7.04 of the Company's Bylaws also authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time.

                 Section 5.01(c) of the Company's Bylaws limits the personal liability of officers to the Company to the same extent directors are relieved of such liabilities pursuant to Section 4.01 of the Bylaws, with the exception that the limitation of the liability of officers applies only to liabilities arising out of derivative claims by shareholders asserting a right of the Company and not to liabilities arising out of third party claims.

         The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Company.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

                 The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                            Exhibit
------                            -------
4.1              (Second) Amended and Restated Articles of Incorporation of the Company are
                 incorporated herein by reference to Exhibit 3(3)(a) to the Company's Amendment
                 No. 1 on Form 8 to Form 8-B, filed on April 10, 1992.

4.2              Bylaws of UGI as in effect since October 31, 1995 are incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the
                 year ended September 30, 1995.

4.3              Rights Agreement, as amended as of April 17, 1996, between the Company and
                 Mellon Bank, N.A., successor to Mellon Bank (East) N.A., as Rights Agent, and
                 Assumption Agreement dated April 7, 1992 are incorporated by reference to
                 Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 17, 1996.





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

4.4              The description of the Company's Common Stock contained in the Company's registration statement filed under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference to the Company's Form 8-B dated
                 March 23, 1992, as amended by Amendment No. 1 to Form 8-B dated April 10,
                 1992 and Amendment No. 2 dated April 17, 1996.

5                Opinion of Brendan P. Bovaird, Vice President and General Counsel

23.1             Consent of Coopers & Lybrand L.L.P.

23.2             Consent of Brendan P. Bovaird, Vice President and General Counsel (included as part of Exhibit 5)

24               Power of Attorney (included as part of the signature page)

Item 9. Undertakings.

                 (a) The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)  To include any prospectus required by
                 section 10(a)(3) of the Securities Act of 1933;

                                  (ii) To reflect in the prospectus any facts
                 or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2)  That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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
                          (3)  To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all participants in the UGI Corporation 1997 Stock Option and Dividend Equivalent Plan and the UGI Corporation Directors' Equity Plan who do not otherwise receive such material as shareholders of the Company, at the same time such material is sent to shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

                 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on February 25, 1997.


                                      UGI CORPORATION


                                      By: Charles L. Ladner
                                          -----------------------------
                                          Charles L. Ladner
                                          Senior Vice President-Finance


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Lon R. Greenberg, Charles
L. Ladner, and Brendan P. Bovaird, and each of such officers acting singly, his or her true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments or post-effective amendments to this Registration Statement as the Company deems appropriate, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


        Signatures                         Title                                      Date
        ----------                         -----                                      ----
Lon R. Greenberg                  Chairman, President, Chief Executive               February 25, 1997
--------------------------         Officer, and Director
Lon R. Greenberg                   (principal executive officer)


Charles L. Ladner                 Senior Vice President-Finance                      February 25, 1997
--------------------------         and Chief Financial Officer
Charles L. Ladner                  (principal financial officer)


Michael J. Cuzzolina              Vice President-Accounting and                      February 25, 1997
--------------------------         Financial Control (principal
Michael J. Cuzzolina               accounting officer)


Stephen D. Ban                    Director                                           February 25, 1997
--------------------------
Stephen D. Ban

Robert C. Forney                  Director                                           February 25, 1997
--------------------------
Robert C. Forney





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
                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on February 25, 1997.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated. Each person, in so signing, also makes, constitutes and appoints Lon R. Greenberg, Charles
L. Ladner, and Brendan P. Bovaird, and each of such officers acting singly, his or her true and lawful attorney-in-fact, in his or her name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments or post-effective amendments to this Registration Statement as the Company deems appropriate, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Richard C. Gozon                  Director                    February 25, 1997
--------------------------
Richard C. Gozon

Cyrus H. Holley                   Director                    February 25, 1997
--------------------------
Cyrus H. Holley

Anne Pol                          Director                    February 25, 1997
--------------------------
Anne Pol

Quentin I. Smith, Jr.             Director                    February 25, 1997
--------------------------
Quentin I. Smith, Jr.

James W. Stratton                 Director                    February 25, 1997
--------------------------
James W. Stratton

David I. J. Wang                  Director                    February 25, 1997
--------------------------
David I. J. Wang




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
                               INDEX TO EXHIBITS


Exhibit
Number                      Exhibit
------                      -------
5                Opinion of Brendan P. Bovaird


23.1             Consent of Coopers & Lybrand L.L.P.


23.2             Consent of Brendan P. Bovaird
                 (included as part of Exhibit 5)

24               Power of Attorney
                 (included as part of the signature page)





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